Exhibit 99.1

JMP GROUP REPORTS FOURTH QUARTER AND FISCAL YEAR 2008 FINANCIAL RESULTS

SAN FRANCISCO, Feb. 26, 2009 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, today reported financial results for the quarter and fiscal year ended December 31, 2008.

Financial Highlights

•

Net loss was $6.6 million, or $0.33 per diluted share, and $10.6 million, or $0.53 per diluted share, for the quarter and year ended December 31, 2008, respectively. For the quarter ended December 31, 2007, net income was $2.6 million, or $0.12 per diluted share. Due to JMP Group’s May 2007 initial public offering and corporate reorganization, there is no comparable earnings amount for the year ended December 31, 2007.

•

Operating net loss was $5.2 million, or $0.26 per diluted share, and $7.2 million, or $0.36 per diluted share, for the quarter and year ended December 31, 2008, respectively. For the same periods in 2007, operating net income was $3.3 million, or $0.16 per diluted share, and $10.1 million, or $0.52 per diluted share, respectively. For more information on operating net income or loss, including a reconciliation to net income or net loss, please see the sections below titled “Operating Net Income/(Loss)” and “Non-GAAP Financial Measures.”

•

Total revenues were $19.4 million for the fourth quarter of 2008, compared to $31.8 million for the fourth quarter of 2007. For the fiscal year, total revenues were $76.6 million, compared to $97.9 million for 2007.

•

Investment banking revenues were $3.4 million for the fourth quarter of 2008, compared to $16.4 million for the fourth quarter of 2007. For the fiscal year, investment banking revenues were $27.2 million, compared to $49.3 million for 2007.

•

Net brokerage revenues were $9.3 million for the fourth quarter of 2008, compared to $9.6 million for the fourth quarter of 2007. For the fiscal year, net brokerage revenues were $35.7 million, compared to $34.8 million for 2007.

•

Asset management-related fee revenues were $5.2 million for the fourth quarter of 2008, compared to $2.7 million for the fourth quarter of 2007. For the fiscal year, asset management-related fee revenues were $12.5 million, compared to $5.9 million for 2007. Asset management-related fee revenues include asset management fees as well as fee revenues reported in the company’s financial statements as other income (comprised of fundraising fees generated by JMP Group’s broker-dealer affiliate, JMP Securities, and revenues from fee-sharing arrangements with other asset managers) but exclude net investment income reported as principal transaction revenues. Fee revenues classified as other income were $0.2 million and $0.4 million for the fourth quarters of 2008 and 2007, respectively. For the full years 2008 and 2007, fee revenues classified as other income were $1.2 million and $0.9 million, respectively.

•	Client assets under management at December 31, 2008 totaled $443.0 million, compared to $237.3 million at December 31, 2007.

© 2009 JMP Group Inc.

•

Principal transactions generated a net realized and unrealized gain of $0.1 million for the fourth quarter of 2008, compared to a net realized and unrealized gain of $1.7 million for the fourth quarter of 2007. For the fiscal year, principal transactions produced a net realized and unrealized loss of $4.7 million, compared to a net realized and unrealized gain of $2.9 million for 2007.

•

Included among principal transactions are the company’s investments in New York Mortgage Trust, Inc. (NASDAQ: NYMT) and Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC). The total unrealized loss on these two positions was $2.4 million, equivalent to $0.06 per share after tax and minority interest, for the fourth quarter of 2008 and $8.5 million, equivalent to $0.21 per share after tax and minority interest, for the full fiscal year.

•

As previously announced, on December 22, 2008, the vesting of 990,862 restricted stock units was accelerated. These equity-based awards had been granted to employees in February 2008 as a component of bonus compensation for fiscal year 2007. As a result of the accelerated vesting, a non-cash charge of $3.4 million, or $0.10 per share after tax, was incurred for the fourth quarter of 2008. For fiscal year 2008, the total compensation expense related to the grant of restricted stock units in connection with 2007 bonus compensation equaled $6.2 million, or $0.18 per share after tax. In the future, it is the company’s intention that compensation expense related to equity-based awards granted as bonus compensation will be recognized in the period when such awards are granted.

•

As a percentage of total revenues, adjusted compensation and benefits expense (which excludes the cost of IPO-related equity-based awards) was 107.0% for the fourth quarter of 2008, compared to 61.3% for the fourth quarter of 2007. For the fiscal year, the ratio was 80.7%, compared to 58.0% for 2007. Excluding the effect of the accelerated vesting of restricted stock units discussed above and the unrealized losses on our investments in New York Mortgage Trust and Hercules Technology Growth Capital, the adjusted compensation ratio was 79.7% for the fourth quarter of 2008 and 65.4% for the full fiscal year.

“We were disappointed with our financial results for 2008. Nevertheless, thanks to a more diversified and less levered business model, JMP fared relatively well in a year that saw unprecedented upheaval on Wall Street and around the world,” said Chairman and Chief Executive Officer Joe Jolson. “While investment banking faced severe challenges due to the global capital markets turmoil, our net brokerage revenues reached record levels, and our asset management revenues more than doubled in a year that was the worst on record for the hedge fund industry. Excluding the non-cash, unrealized losses on our two strategic investments and our one-time stock-based compensation expenses, JMP managed modest adjusted operating net income of $0.03 per share for 2008.”

“The continuing wave of failures and consolidation in the investment banking industry is creating tremendous market opportunities for entrepreneurial firms with financial strength, and we believe JMP is well positioned to emerge a ‘winner’ from the current cyclical downturn. We continue to selectively hire senior producers in all areas of our business as well as to evaluate new growth opportunities, one of which—our investment in HuaMei Capital Company—was announced earlier this week. While expanding in a down cycle could negatively impact our near-term results, we hope to enjoy a positive contribution from these efforts shortly after the capital markets stabilize.”

© 2009 JMP Group Inc.

Fourth Quarter 2008 Revenues

Investment Banking

Total investment banking revenues were $3.4 million, a decrease of 79.0% from $16.4 million for the quarter ended December 31, 2007. The company executed five investment banking transactions, compared to 18 transactions during the fourth quarter of 2007. Investment banking revenues equaled 17.7% of total revenues, compared to 51.4% in the quarter ended December 31, 2007.

Public equity underwriting revenues totaled $1.6 million, compared to $5.8 million for the fourth quarter of 2007. The company executed two public equity offerings, versus ten during the quarter ended December 31, 2007. Private placement fee revenues were $0.2 million, compared to $1.2 million for the fourth quarter of 2007. Strategic advisory revenues equaled $1.6 million, compared to $9.4 million for the fourth quarter of 2007. The company acted as a strategic advisor on three completed transactions, versus seven during the quarter ended December 31, 2007.

Brokerage

Net brokerage revenues were $9.3 million, a decrease of 3.1% from $9.6 million for the quarter ended December 31, 2007. Net brokerage revenues equaled 48.0% of total revenues, compared to 30.1% in the fourth quarter of 2007.

Asset Management

Asset management fees were $5.0 million, an increase of 114.9% from $2.3 million for the quarter ended December 31, 2007. Asset management fees equaled 25.8% of total revenues, compared to 7.3% in the fourth quarter of 2007. Client assets under management totaled $443.0 million at December 31, 2008, an increase of 86.7% from $237.3 million at December 31, 2007 and a decrease of 1.6% from $450.1 million at September 30, 2008.

Principal Transactions

Principal transactions generated a net realized and unrealized gain of $0.1 million, compared to a net realized and unrealized gain of $1.7 million for the fourth quarter of 2007. The gain for the quarter ended December 31, 2008 was primarily due to the performance of the company’s investments in funds managed by its asset management arm, Harvest Capital Strategies, offset by unrealized losses of $1.6 million and $0.8 million on equity investments in New York Mortgage Trust and Hercules Technology Growth Capital, respectively.

Interest, Dividends and Other Income

Interest, dividends and other income totaled $1.5 million, compared to $1.8 million for the fourth quarter of 2007. Interest and dividends equaled $1.3 million, compared to $1.4 million for the quarter ended December 31, 2007. Interest and dividend income is derived from the company’s loan portfolio and deposit accounts as well as from investments in certain preferred and common stocks. Other income was $0.2 million, compared to $0.4 million for the quarter ended December 31, 2007. Other income is primarily composed of revenue sharing arrangements with, and fees earned to raise capital for, third-party investment partnerships or funds.

Fourth Quarter 2008 Expenses

Compensation and Benefits

Compensation and benefits expense was $21.6 million, an increase of 3.6% from $20.8 million for the quarter ended December 31, 2007. Of the $21.6 million recorded for the fourth quarter of 2008, $0.9 million is attributable to equity-based compensation expense for restricted stock units granted in connection with the company’s initial public offering, and $3.4 million is attributable to the accelerated vesting of restricted stock units granted to employees in February 2008 as a component of bonus compensation for fiscal year 2007. As a percentage of total revenues, adjusted compensation and benefits

© 2009 JMP Group Inc.

expense (which excludes the cost of IPO-related grants) was 107.0% for the quarter, compared to 61.3% for the quarter ended December 31, 2007. Further adjusted to exclude the $3.4 million cost of the accelerated vesting of 2007 bonus grants and the unrealized losses of $2.4 million on the company’s investments in New York Mortgage Trust and Hercules Technology Growth Capital, the adjusted compensation ratio was 79.7% for the fourth quarter of 2008.

Non-Compensation Expense

Non-compensation expense totaled $7.9 million, an increase of 20.9% from $6.5 million for the quarter ended December 31, 2007. The increase was primarily due to a loan loss provision of $2.5 million recorded during the fourth quarter of 2008, offset by decreases in several other expense categories.

Fiscal Year 2008 Revenues

Investment Banking

Total investment banking revenues were $27.2 million, a decrease of 44.7% from $49.3 million for 2007. The company executed 35 investment banking transactions, compared to 71 transactions during the prior year. Investment banking revenues equaled 35.6% of total revenues, compared to 50.4% in 2007.

Public equity underwriting revenues totaled $9.1 million, compared to $19.4 million for 2007. The company executed 16 public equity offerings, versus 35 during the prior year. Private placement fee revenues were $7.4 million, compared to 9.7 million for 2007. The company acted as placement agent for five private securities offerings, versus 17 during the prior year. Strategic advisory revenues equaled $10.8 million, compared to $20.1 million for 2007. The company acted as a strategic advisor on 14 completed transactions, versus 19 during the prior year.

Brokerage

Net brokerage revenues were $35.7 million, an increase of 2.6% from $34.8 million for 2007. Net brokerage revenues equaled 46.7% of total revenues, compared to 35.6% in 2007.

Asset Management

Asset management fees were $11.4 million, an increase of 125.2% from $5.0 million for 2007. Asset management fees equaled 14.8% of total revenues, compared to 5.2% in 2007. Client assets under management totaled $443.0 million at December 31, 2008, an increase of 86.7% from $237.3 million at December 31, 2007.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $4.7 million, compared to a net realized and unrealized gain of $2.8 million for 2007. The loss for 2008 was primarily due to unrealized losses of $6.5 million and $2.0 million on equity investments in New York Mortgage Trust and Hercules Technology Growth Capital, respectively, which were partially offset by the performance of investments managed for the company’s own account.

Interest, Dividends and Other Income

Interest, dividends and other income totaled $6.9 million, compared to $5.8 million for 2007. Interest and dividends equaled $5.8 million, compared to $4.9 million for the prior year. Interest and dividend income is derived from the company’s loan portfolio and deposit accounts as well as from investments in certain preferred and common stocks. Other income was $1.2 million, compared to $0.9 million for the prior year. Other income is primarily composed of revenue sharing arrangements with, and fees earned to raise capital for, third-party investment partnerships or funds.

© 2009 JMP Group Inc.

Fiscal Year 2008 Expenses

Compensation and Benefits

Compensation and benefits expense was $65.7 million, an increase of 2.7% from $64.0 million for 2007. Of the $65.7 million recorded for 2008, $3.9 million is attributable to equity-based compensation expense for restricted stock units granted in connection with the company’s initial public offering, and $6.2 million is attributable to the vesting of restricted stock units granted to employees in February 2008 as a component of bonus compensation for fiscal year 2007. As a percentage of total revenues, adjusted compensation and benefits expense (which excludes the cost of IPO-related grants) was 80.7% for the year, compared to 58.0% for 2007. Further adjusted to exclude the $6.2 million cost of the vesting of 2007 bonus grants and the unrealized losses of $8.5 million on the company’s investments in New York Mortgage Trust and Hercules Technology Growth Capital, the adjusted compensation ratio was 65.4% for 2008.

Income Allocation and Accretion

Income allocation and accretion related to Redeemable Class A member interests equaled zero, compared to $117.4 million for 2007. In periods since May 15, 2007, the company has not incurred income allocation and accretion expense, because the company converted all Redeemable Class A member interests into common stock in the corporate reorganization undertaken in connection with its initial public offering.

Non-Compensation Expense

Non-compensation expense totaled $27.7 million, an increase of 16.8% from $23.7 million for 2007. The increase was primarily due to the increased costs associated with operating as a public company for a full year, as well as larger travel, entertainment and marketing expenses and loan loss provisions totaling $2.9 million.

Share Repurchase Activity

During the quarter ended December 31, 2008, JMP Group repurchased a total of 454,567 shares of its stock at an average price of $4.65 per share, or $2.1 million in aggregate. During the year ended December 31, 2008, the company repurchased a total of 1,178,417 shares of its stock at an average price of $5.87 per share, or $6.9 million in aggregate.

At December 31, 2008, JMP Group’s tangible book value per share was $5.14.

Initial Public Offering and Corporate Reorganization

On May 16, 2007, JMP Group completed an initial public offering and a related corporate reorganization. Due to the reorganization, JMP Group Inc. is now a C corporation and, as of May 16, 2007, has succeeded to the business of JMP Group LLC. For the purposes of financial reporting, JMP Group Inc. is considered the “Successor” to JMP Group LLC, which is the “Predecessor.” Therefore, consolidated results of operations are presented (i) for the Predecessor for the periods from January 1, 2007 through May 15, 2007 (pre-reorganization), and (ii) for the Successor for the period from May 16, 2007 through December 31, 2007 and for the quarter and year ended December 31, 2008 (post-reorganization).

© 2009 JMP Group Inc.

Combined Predecessor/Successor Financial Results

For purposes of comparing the fiscal years ended December 31, 2008 and December 31, 2007, the company has aggregated the Predecessor period from January 1, 2007 through May 15, 2007 and the Successor period from May 16, 2007 through December 31, 2007, without further adjustment. The aggregated results are presented in the “Combined Predecessor/Successor” column in the table below. Please refer to the consolidated statements of net income at the end of this press release to compare financial results for the quarters ended December 31, 2008 and December 31, 2007.

		Year Ended Dec. 31, 2007
	Year Ended Dec. 31, 2008	Jan. 1, 2007 through May 15, 2007	May 16, 2007 through Dec. 31, 2007	Combined Predecessor/ Successor
(in thousands)	Successor	Predecessor	Successor
Revenues:
Investment banking	$27,249	$16,055	$33,222	$49,277
Brokerage	35,731	12,987	21,835	34,822
Asset management fees	11,369	1,218	3,830	5,048
Principal transactions	(4,657)	541	2,404	2,945
Interest, dividends and other income	6,897	1,571	4,202	5,773

Total revenues	76,589	32,372	65,493	97,865
Expenses:
Compensation and benefits	65,746	18,393	45,618	64,011
Income allocation and accretion – Redeemable Class A member interests	—	117,418	—	117,418
Administration	5,887	1,771	3,371	5,142
Brokerage, clearing and exchange fees	5,063	1,689	3,366	5,055
Interest and dividend expense	581	683	372	1,055
Loan loss provision	2,896	—	—	—
Other	13,262	3,948	8,516	12,464

Total expenses	93,435	143,902	61,243	205,145

(Loss) before minority interest and income tax (benefit)	(16,846)	(111,530)	4,250	(107,280)
Minority interest	(498)	167	247	414
Income tax (benefit)	(5,701)	—	(2,537)	(2,537)

Net (loss)/income	($10,647)	($111,697)	$6,540	($105,157)

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. After-tax per share amounts, except for GAAP net income per share, have been calculated on an operational basis assuming a tax rate of 42%. Company management believes that this presentation provides additional information that enables meaningful comparison of the company’s financial performance in various periods. The non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of JMP Group’s current financial performance. A limitation of utilizing non-GAAP measures is that the GAAP accounting treatment of events does in fact reflect the underlying financial results of JMP Group’s business, which should not be ignored in evaluating and analyzing the company. Therefore, management believes that both the company’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

© 2009 JMP Group Inc.

Operating Net Income/(Loss)

Operating net income is a non-GAAP financial measure that gives effect to the company’s May 2007 corporate reorganization as though it had been completed on December 31, 2006, adjusts for compensation expense related to stock-based compensation in connection with the company’s May 2007 initial public offering and assumes an effective tax rate of 42%.

In particular, operating net income includes the following adjustments:

•

The add-back of income allocation and accretion expense related to Redeemable Class A member interests, which was a non-cash expense that would not have been recorded if the Redeemable Class A member interests had been converted into common stock as of December 31, 2006;

•

The add-back of interest expense related to Redeemable Class A member interests because, following its corporate reorganization from an LLC into a corporation, the company no longer pays any interest on employee members’ capital;

•

The reversal of the effect of stock-based compensation events that occurred in connection with the company’s IPO; in particular, the accelerated vesting of 1,335,000 stock options and the grant of 1,931,060 restricted stock units, resulting in compensation expense of $0.9 million and $3.9 million for the quarter and year ended December 31, 2008, respectively, and $1.3 million and $7.2 million for the quarter and year ended December 31, 2007, respectively;

•	An adjustment for income tax expense as though the company were a corporation for the entirety of the periods presented, at an assumed combined federal, state and local income tax rate of 42%; and

•

An adjustment for shares outstanding, assuming that the exchange of Redeemable Class A member interests and Class A and Class B common interests in JMP Group LLC for common stock in JMP Group Inc. had occurred on December 31, 2006.

© 2009 JMP Group Inc.

A reconciliation of the company’s net income to the company’s operating net income for the quarters and years ended December 31, 2008 and December 31, 2007 is set forth below.

	Three Months Ended
(in thousands, except per share amounts)	Dec. 31, 2008	Dec. 31, 2007
Net (loss)/income	($6,621)	$2,638
Add back:
Income tax (benefit)/expense	(3,216)	1,796

(Loss)/income before taxes	(9,837)	4,434
Add back:
Compensation expense – IPO-related stock-based compensation	872	1,339

Operating (loss)/income before taxes	(8,965)	5,773
Income tax (benefit)/expense (assumed tax rate of 42%)	(3,765)	2,425

Operating net (loss)/income	($5,200)	$3,348

Operating net (loss)/income per share:
Basic	($0.26)	$0.16
Diluted	($0.26)	$0.16
Weighted average shares used in calculating operating earnings per share:
Basic	19,891	21,532
Diluted	19,891	21,532

Further adjusting the operating net loss of $5.2 million, or $0.26 per share, for the fourth quarter of 2008 to exclude (i) compensation expense related to the accelerated vesting of restricted stock units awarded as 2007 bonus compensation of $3.4 million, or $0.10 per share after tax, and (ii) unrealized losses on the company’s investments in New York Mortgage Trust and Hercules Technology Growth Capital of $2.4 million, or $0.06 per share after tax and minority interest, would result in an adjusted operating net loss of $0.10 per share.

© 2009 JMP Group Inc.

	Year Ended
(in thousands, except per share amounts)	Dec. 31, 2008	Dec. 31, 2007
Net (loss)	($10,646)	($105,157)
Add back:
Income tax (benefit)	(5,701)	(2,537)

(Loss) before taxes	(16,347)	(107,694)
Add back:
Income allocation and accretion – Redeemable Class A member interests	—	117,418
Interest expense - Redeemable Class A member interests	—	545
Compensation expense – IPO-related stock-based compensation	3,900	7,204

Operating (loss)/income before taxes	(12,447)	17,473
Income tax (benefit)/expense (assumed tax rate of 42%)	(5,228)	7,339

Operating net (loss)/income	($7,219)	$10,134

Operating net (loss)/income per share:
Basic	($0.36)	$0.53
Diluted	($0.36)	$0.52
Weighted average shares used in calculating operating earnings per share:
Basic	20,211	19,229
Diluted	20,211	19,323

Further adjusting the operating net loss of $7.2 million, or $0.36 per share, for 2008 to exclude (i) compensation expense related to the vesting of restricted stock units awarded as 2007 bonus compensation of $6.2 million, or $0.18 per share after tax, and (ii) unrealized losses on the company’s investments in New York Mortgage Trust and Hercules Technology Growth Capital of $8.5 million, or $0.21 per share after tax and minority interest, would result in adjusted operating net income of $0.03 per share.

Company management has utilized operating net income or loss and adjusted operating net income or loss on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income or loss and adjusted operating net income or loss provide useful information by excluding or including certain items that may not be indicative of the company’s core operating results or business outlook. Specifically, management believes that the further adjustments to derive adjusted operating net income or loss assist investors in understanding the impact of the company’s non-cash expenses attributable to its change in practices regarding equity-based bonus compensation and to its unrealized losses on its two strategic investments and give a more meaningful picture of the company’s core operating results. Management also believes that operating net income or loss and adjusted operating net income or loss are useful measures because they allow for a better evaluation of the operating performance of JMP Group’s business and facilitate a meaningful comparison of the company’s results in the current period to those in prior periods and future periods.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of equity trades it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; and the effect of the overall condition of the securities markets and economy as a

© 2009 JMP Group Inc.

whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. For example, without limiting the foregoing, this press release contains forward-looking statements about the recognition of compensation expense related to equity-based compensation and the potential contribution of our expansion efforts after the capital markets stabilize. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on March 13, 2008 as well as in the similarly captioned sections of our other periodic reports filed under the Exchange Act. The Form 10-K for the year ended December 31, 2007 and all other periodic reports are available on the company’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EST on Thursday, February 26, 2009. To participate in the call, dial 866-952-1906 (domestic) or 785-424-1825 (international). The conference identification code is “7JMP.”

The conference call will be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at http://investor.jmpg.com. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and alternative asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through two subsidiaries, JMP Securities and Harvest Capital Strategies. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

© 2009 JMP Group Inc.

JMP GROUP INC.

Consolidated Statements of Net Income/(Loss)

(Unaudited)

				Year Ended Dec. 31, 2007
	Three Months Ended		Year Ended Dec. 31, 2008	Jan. 1, 2007 through May 15, 2007	May 16, 2007 through Dec. 31, 2007
	Dec. 31, 2008	Dec. 31, 2007
(in thousands, except per share amounts)	Successor	Successor	Successor	Predecessor	Successor
Revenues:
Investment banking	$3,431	$16,359	$27,249	$16,055	$33,222
Brokerage	9,298	9,592	35,731	12,987	21,835
Asset management fees	5,004	2,328	11,369	1,218	3,830
Principal transactions	132	1,719	(4,657)	541	2,404
Interest and dividends	1,277	1,445	5,739	1,245	3,668
Other income	235	387	1,158	326	534

Total revenues	19,377	31,830	76,589	32,372	65,493
Expenses:
Compensation and benefits	21,598	20,845	65,746	18,393	45,618
Income allocation and accretion – Redeemable Class A member interests	—	—	—	117,418	—
Administration	1,276	1,242	5,887	1,771	3,371
Brokerage, clearing and exchange fees	1,203	1,469	5,063	1,689	3,366
Travel and business development	672	914	3,473	1,197	1,930
Communications and technology	926	1,016	3,837	1,390	2,475
Occupancy	479	478	1,905	700	1,184
Professional fees	552	880	3,065	376	2,054
Depreciation	202	267	963	526	688
Interest and dividend expense	142	202	581	683	372
Loan loss provision	2,468	—	2,896	—	—
Other	(21)	65	19	(241)	185

Total expenses	29,497	27,378	93,435	143,902	61,243

(Loss)/income before minority interest and income tax (benefit)/expense	(10,120)	4,452	(16,846)	(111,530)	4,250
Minority interest	(283)	18	(499)	167	247
Income tax (benefit)/expense	(3,216)	1,796	(5,701)	—	(2,537)

Net (loss)/income	($6,621)	$2,638	($10,646)	($111,697)	$6,540

Net (loss)/income per common share:
Basic	($0.33)	$0.12	($0.53)		$0.30
Diluted	($0.33)	$0.12	($0.53)		$0.30
Weighted average common shares outstanding:
Basic	19,891	21,532	20,211		21,830
Diluted	19,891	21,532	20,211		21,916
Net (loss) per unit – Class A common interests:
Basic				($23.84)
Diluted				($23.84)
Weighted average units outstanding – Class A common interests, basic and diluted				2,385
Net (loss) per unit – Class B common interests:
Basic				($23.84)
Diluted				($23.84)
Weighted average units outstanding – Class B common interests, basic and diluted				2,300

© 2009 JMP Group Inc.